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                                   EXHIBIT 12
                       FERRO CORPORATION AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES



                                                                           MARCH             MARCH
(DOLLARS IN THOUSANDS)                                                     1996              1995
                                                                        ----------        ----------

  EARNINGS:
     PRE-TAX  INCOME                                                        21,384            21,403
     ADD:  FIXED  CHARGES                                                    3,938             3,487
     LESS:  INTEREST  CAPITALIZATION                                           (53)             (211)
                                                                        ----------        ----------

               TOTAL EARNINGS                                               25,269            24,679
                                                                        ==========        ==========


  FIXED  CHARGES:
     INTEREST  EXPENSE                                                       3,322             3,076
     INTEREST  CAPITALIZATION                                                   53               211
     INTEREST  PORTION  OF RENTAL EXPENSE                                      563               200
                                                                        ----------        ----------

               TOTAL FIXED CHARGES                                           3,938             3,487
                                                                        ==========        ==========


               TOTAL EARNINGS                                               25,269            24,679


  DIVIDED  BY:
               TOTAL FIXED CHARGES                                           3,938             3,487
                                                                        ----------        ----------


                     RATIO                                                    6.42              7.08


NOTE: PREFERRED DIVIDENDS ARE EXCLUDED. AMORTIZATION OF DEBT EXPENSE AND
      DISCOUNTS AND PREMIUMS WERE DEEMED IMMATERIAL TO THE ABOVE CALCULATION. INTEREST PORTION OF RENTAL EXPENSE ARE CONSERVATIVE ESTIMATES BASED ON ACTUAL AMOUNTS FROM PRIOR YEARS.